FORM OF TRUST AGREEMENT ESTABLISHING
HOWARD WALKER DEFERRED COMPENSATION TRUST
     THIS AGREEMENT (“Agreement”) is made this 8TH day of Dec, 2000 by and between MANUFACTURED HOME COMMUNITIES, INC., a Maryland corporation, as Grantor (hereinafter referred to as the “Grantor”), and TRUSTEE (hereinafter referred to as the “Trustee”);
WITNESSETH
     WHEREAS, the Grantor wishes to establish a trust (hereinafter referred to as the “trust”) for the benefit of the beneficiaries named in Section 1.1 of Article I hereof and to contribute to the trust assets that shall be held therein, subject to the claims of the Grantor’s creditors in the event of Grantor’s Insolvency, as herein defined, until paid to HOWARD WALKER, an employee of the Grantor (hereinafter referred to as “the Employee”), or the Employee’s beneficiary or beneficiaries, as defined in Section 1.1 of Article I hereof, in such manner and at such times as specified herein;
     WHEREAS, it is the intention of the parties that this trust shall constitute an unfunded arrangement and shall not affect the status of the trust as an unfunded plan maintained for the purpose of providing deferred compensation for the Employee for purposes of Title I of the Employee Retirement Income Security Act of 1974;
     WHEREAS, it is the intention of the Grantor to make a contribution to the trust of One Million Two Hundred Twenty-Nine Thousand Three Hundred Sixty Dollars ($1,229,360) to provide itself with a source of funds to assist it in the meeting of its liabilities under the trust;

     NOW, THEREFORE, the Grantor hereby delivers the contribution described above to the Trustee, and the Trustee, by the execution of this Agreement, hereby acknowledges receipt of said contribution and agrees to hold, administer and distribute said contribution in accordance with the provisions of this Agreement.
ARTICLE I
Establishment of Trust
     1.1 Beneficiary. The trust shall benefit the Employee. Upon the Employee’s death, the trust shall benefit the following persons, in the manner and order named, to whom each payment required under Section 2.2 hereof (a “Payment”) shall be made: (a) the Employee’s, Beneficiary #1, if she shall survive the Employee; but if she shall not survive the Employee or shall survive the Employee but shall die before all Payments shall have been made, then (b) in separate shares per stirpes among the Employee’s descendants who shall be living on the date that a Payment is to be made; but if no descendants of the Employee shall then be living, then (c) per capita among the class consisting of the Employee’s Beneficiary #2 and the Employee’s Beneficiary #3 and Beneficiary #4 . who shall be living on the date that a Payment is to be made; provided, however, that if any of such individuals shall not be then living but shall have a then living descendant, the share which would otherwise have been allocated to such deceased individual shall be allocated in separate shares per stirpes among said deceased individual’s descendants (hereinafter the Employee’s Beneficiary #1, Beneficiary #2, Beneficiary #3 and Beneficiary #4 are collectively referred to as “the Employee’s beneficiaries” and individually as “the Employee’s beneficiary”).
     1.2 Irrevocability. The trust hereby established shall be irrevocable by the Grantor.

     1.3. Grantor Trust. The trust is intended to be a grantor trust, of which MANUFACTURED HOME COMMUNITIES, INC. is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
     1.4 Rights to Trust Assets. The trust estate of the trust shall be held separate and apart from other funds of the Grantor and shall be used exclusively for the uses and purposes of the Employee and general creditors of the Grantor as herein set forth. The Employee and the Employee’s beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the trust. Any rights created under this Agreement shall be mere unsecured contractual rights of the Employee and the Employee’s beneficiaries against the Grantor. Any assets held by the trust will be subject to the claims of the Grantor’s general creditors under federal and state law in the event of the Grantor’s Insolvency, as defined in Section 3.1 herein.
     1.5 Disposition of Income. During the term of this trust, the Trustee shall accumulate all of the trust’s income and add it to the principal of the trust estate of the trust.
     1.6 Additions to Trust. The Grantor, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the Trustee nor the Employee or the Employee’s beneficiaries shall have any right to compel such additional deposits.

ARTICLE II
Payments or Distributions to Employee, Employee’s Beneficiaries and Grantor
     2.1 Purchase of Annuity. Upon execution of this Agreement, it is the Trustee’s intention to use the funds contributed by the Grantor to purchase an annuity from Northwestern Mutual Financial Network (“Northwestern”). Beginning on May 17, 2004, such annuity shall make an annual payment of $200,000 to the trust. Each subsequent annual annuity payment shall be made on the anniversary date of the original payment for a total of ten (10) consecutive years.
     2.2 Withholding and Payouts. Upon the receipt of each such annual annuity payment, the Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of this Agreement and shall pay amounts withheld to the Grantor. Withing thirty (30) days of receipt of the annual annuity payment from Northwestern, the Trustee shall make an annual payment to the Employee or the Employee’s beneficiaries, as the case may be, of all funds remaining after withholding and subject to the provisions of Section 1.4 of Article I hereof for the ten (10) year payment period.
     2.3 Payments to Grantor. Except as provided in Article III hereof, the Grantor shall have no right or power to direct the Trustee to return to the Grantor or to divert to others any of the trust estate before all Payments have been made to the Employee or the Employee’s beneficiaries pursuant to the terms of the trust.
     2.4 Discretionary Distribution by Trustee. At any time after a Change of Control as defined in Section 2.5 hereof, the Trustee may, but shall not be required to, distribute the annuity from Northwestern to the Employee or Employee’s beneficiary or beneficiaries, if the Trustee deems, in his sole discretion, that such distribution is in the best interests of the Employee or Employee’s beneficiary or beneficiaries.
     2.5 Change of Control. For purposes of this trust, Change of Control shall mean: the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Grantor’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Grantor of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Grantor immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated then outstanding securities of the Grantor, or a liquidation or dissolution of the Grantor or of the sale of all or substantially all of the Grantor’s assets; provided, however, that, even if there shall be the foregoing change in percentage ownership, a Change of Control shall not be deemed to occur until the Employee ceases to act as both the acting Chief Executive Officer of the Grantor and a member of the Board of Directors of the Grantor.
ARTICLE III
Provisions Related to Insolvency
     3.1 Payments when Grantor is Insolvent. The Trustee shall make no Payments to the Employee or the Employee’s beneficiaries if the Grantor is Insolvent. The Grantor shall be considered “Insolvent”

for purposes of this Agreement if (i) the Grantor is unable to pay its debts as they become due, or (ii) the Grantor is subject to a pending proceeding as a debtor under the United States Bankruptcy Court.
     3.2 Determination of Grantor’s Insolvency. At all times during the continuance of this trust, as provided in Section 1.4 hereof, the trust estate of the trust shall be subject to claims of general creditors of the Grantor under federal and state law as set forth below.
(a)	The Board of the Directors and the Chief Executive Officer of the Grantor shall have the duty to inform the Trustee in writing of the Grantor’s Insolvency. If a person claiming to be a creditor of the Grantor alleges in writing to the Trustee that the Grantor has become Insolvent, the Trustee shall determine whether the Grantor is Insolvent and, pending such determination, the Trustee shall discontinue Payments to the Employee or his beneficiaries.

(b)	Unless the Trustee has actual knowledge of the Grantor’s Insolvency, or has received notice from the Grantor or a person claiming to be a creditor alleging that the Grantor is Insolvent, the Trustee shall have no duty to inquire whether the Grantor is Insolvent. The Trustee may in all events rely on such evidence concerning the Grantor’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Grantor’s solvency.

(c)	If at any time the Trustee has determined that the Grantor is Insolvent, the Trustee shall discontinue Payments to the Employee or the Employee’s beneficiaries and shall hold the assets of the trust for the benefit of the Grantor’s general creditors. Nothing in this Agreement shall in any way diminish any rights of the Employee or the Employee’s beneficiaries to pursue their rights as general creditors of the Grantor with respect to benefits due under the trust or otherwise.

(d)	The Trustee shall resume payments to the Employee or the Employee’s beneficiaries in accordance with Section 2.2 of this Agreement only after the Trusted has determined that the Grantor is not Insolvent (or is no longer Insolvent).
     3.3 Continuing Payments. Provided that there are sufficient assets, if the Trustee discontinues Payments from the trust pursuant to Section 3.1 hereof and subsequently resumes such Payments pursuant to Section 3.2(d) hereof, the first Payment following such discontinuance shall include the aggregate amount of all Payments due to the Employee or the Employee’s beneficiary or beneficiaries under the terms of the trust for the period of such discontinuance, less the aggregate amount of any

Payments made to the Employee or the Employee’s beneficiary or beneficiaries by the Grantor in lieu of the Payments provided for hereunder during any such period of discontinuance.
ARTICLE IV
Administrative Provisions
     4.1 Receipt of Distributee. The receipt of any distributee referred to in this Agreement shall constitute a full release and discharge to the Trustee upon making a Payment as aforesaid to such distributee.
     4.2 Waiver of Bond and Court Approval. No Trustee shall be required to furnish bond or security for the proper performance of his duties, but if any such bond is nevertheless required by any law, statute or rule of court, no surety shall be required thereon. This waiver shall apply, without limiting the generality thereof, to all bonds or security required under the Probate Act of Illinois as now or at any time hereafter in effect. No Trustee shall be required to obtain the order or approval of any court in the exercise of any power or discretion.
     4.3 Dealings with Trustee. Every act of the Trustee shall be conclusive evidence in favor of every person relying thereon that (a) the trust is, at the time, in full force and effect; (b) such act is done in accordance with the provisions of the trust; and (c) the Trustee is duly empowered to perform such act.
     4.4 Sufficiency of Notice. The Trustee may rely upon any notice, certificate, affidavit, letter, telegram or other paper or document believed by him to be genuine, of upon any evidence deemed by him to be sufficient, in making any Payment. The Trustee shall incur no liability for any Payment made in good faith and without actual notice or knowledge of a changed condition or status affecting any interest constituted hereunder.
     4.5 No Power in Grantor to Receive Trust Assets. Except as provided in Article III hereof, the Grantor shall have no right or power to direct Trustee to return to the Grantor or to divert to others any of the trust assets before all payment of benefits have been made to the Employee or the Employee’s beneficiary or beneficiaries pursuant to the terms of the trust.
     4.6 Discretionary Distributions From Trusts. The Trustee’s authority to make discretionary distributions under Section 2.4 may be exercised in the discretion of the Trustee, at any time and from time to time, but the existence of such authority shall not require the Trustee to make any distribution to any person; such authority shall permit the Trustee to terminate such trust by such distributions.
     4.7 Best Interests. In making a discretionary distribution pursuant to Section 2.4, the “best interests” of a person shall be liberally construed by the Trustee and shall contemplate distributions for the person’s comfort and convenience. In making any such discretionary distribution the Trustee shall consider both the general financial resources and requirements of said person and the ability of said person to deal with and manage the money or property involved and shall exercise the discretionary powers herein conferred solely to benefit said person. This Section 4.7 shall in no way be construed to alter, limit or enlarge the discretions and powers conferred upon the Trustee by any other provision hereof nor to require the Trustee to make any distribution to any person.

ARTICLE V
Trustees
     5.1 Appointment of Successor Trustee. If the then acting Trustee shall for any reason cease, fail or refuse to act as Trustee, the following, one at a time and in the order named, shall be successor Trustees:
(a)	Trustee #1

(b)	Trustee #2
If none of said persons shall be able and willing to act as Trustee, then the Grantor shall have the power to designate successor Trustees, with the written consent of a majority of the persons then entitled to receive the Payments, by an instrument in writing delivered to the first such successor; but if the Grantor shall fail to designate a successor Trustee within ten (10) days of a vacancy in the trusteeship, then a majority of the persons then entitled to receive the Payments shall have the power to designate successor Trustees by an instrument in writing delivered to the first such successor.
     5.2 Resignation of Trustee and Rights of Successor. Any Trustee acting hereunder may resign as Trustee at any time by giving at least twenty (20) days’ prior written notice, specifying the effective date of resignation, to (i) the next successor Trustee, if known, (ii) the Employee and (iii) the Grantor. Although notice of such resignation shall in all events be in writing, the requirement of at least twenty (20) days’ notice may be waived by the aforesaid persons to whom notice of the particular resignation shall be required hereunder to be given. Except as otherwise provided, each successor Trustee at any time acting hereunder shall have all of the rights, powers, immunities, discretions, duties, and responsibilities conferred or imposed upon the Trustee succeeded. A successor Trustee may accept the accounts rendered and the assets and property delivered by a predecessor Trustee without incurring any liability or responsibility therefor.
     5.3 Approval of Accounts. The Employee, or his executor, administrator, guardian, or the Employee’s beneficiary or beneficiaries, as the case may be, may approve the final account of the Trustee and give a full release and discharge to such Trustee. Any such approval, release and discharge shall be binding upon the Employee, his executor, administrator, guardian and the Employee’s beneficiary or beneficiaries, and shall constitute a complete bar to any action by the Employee or any other person to question any transaction for the period covered by the accounts so approved and a valid and effective release with respect to such transaction with all the force and effect of a decree of a court of competent jurisdiction judicially settling such accounts and discharging such Trustee from any and all liability with respect to such transaction.
     5.4 Evidence of Exercise of Certain Rights. Except as otherwise provided in this Agreement, the exercise of any right granted to the Employee, a beneficiary, a fiduciary or any other person hereunder shall be evidenced in a written instrument signed by such person and deposited with the records of the trust.
     5.5 Trustees Fees. The Grantor shall pay all administrative and Trustee’s fees and other expenses of preparing and administering the trust. Upon execution of the trust, the Grantor shall contribute Five Hundred Dollars ($500.00) to the trust as the initial Trustee fee. Beginning on January 1, 2002, the Grantor shall make a contribution of One Thousand Dollars ($1,000.00) to the trust to be used to pay the Trustee’s annual fee and expenses. The Grantor shall continue to make such contributions on January 1st of each year thereafter until the Trustee has made all Payments to the Employee or the Employee’s beneficiary or beneficiaries pursuant to Section 2.2 of Article II hereof.

ARTICLE VI
Investment Authority
     6.1 Powers of Trustee. Except as specifically provided herein to the contrary, the Trustee shall have the following powers and any others that may be granted by law, to be exercised without authorization of any court:
     (A) To retain, without liability for loss or depreciation resulting from such retention, any property including, but not limited to, residential property, received upon creation of a trust or any property that may from time to time be added to a trust, or any property in which the trust funds may from time to time be invested, for such time as to the Trustee shall seem best, even though such property may not be of the character prescribed by law for the investment of trust funds, or even though to retain such property might violate sound diversification principles, or even though such property may represent a large percentage of the total property of a trust, and regardless of any risk or nonproductivity;
     (B) To sell at public or private sale, for cash or on credit, exchange, improve, lease for any period of time the Trustee may deem necessary or desirable even though extending beyond the term of a trust, mortgage, grant options to acquire or pledge any property, real, personal or mixed, at any time constituting a portion or all of a trust, all upon such terms and conditions as the Trustee shall deem best;
     (C) To invest and reinvest and keep the assets of a trust invested in any kind of property, real, personal or mixed, including, but not limited to, common and preferred stocks, voting trust certificates, bonds, notes, debentures, mortgages, shares or interests in investment trusts, land trusts, or common trust funds, interests in partnerships, limited partnerships, joint stock companies, and associations and, in annuities or in insurance upon the life of any person, without regard to the proportion that any such investment or investments of a similar character may bear to the total assets of a trust or whether or not such investments are in new issues or in new or foreign enterprises, and without being limited to the classes of investments in which trustees are or may be authorized by statute or rules or decisions of court to invest trust funds; intending hereby to authorize the Trustee to act in such manner as he shall believe to be in the best interests of such trust and its beneficiaries;
     (D) To vote in person or by proxy any corporate stock belonging to a trust; to consent to the reorganization, consolidation, merger, dissolution, readjustment of the financial structure or sale, leasing or mortgaging of the assets of any corporation or other organization, the securities of which or an interest in which constitutes a portion of a trust; to deposit any securities with or under the direction of any committee formed to protect said securities and to consent to or participate in any action taken or recommended by such committee; to exercise any conversion privilege or subscription right given the Trustee as the owner of any security constituting a portion of a trust; to accept and hold as a portion of a trust the securities resulting from any such reorganization, consolidation, merger, readjustment, sale, conversion or subscription; to pay all assessments, subscriptions and other sums of money which may seem expedient for the protection of the interest of a trust as the holder of such stock, bonds or other securities; to enter into an agreement making a trust liable for a pro rata share of the liabilities of any corporation which is being dissolved and in which stock is held, when in the opinion of the Trustee such action is necessary or desirable to the plan of liquidation and dissolution of any such corporation; to join in and vote for participation in or modification or cancellation of any restrictive purchase or retirement agreement relating to any partnership interest or corporate stock held as a portion of a trust; to join in the formation, modification, amendment, extension or cancellation of any voting trust; to hold all or any of the stock, bonds or other securities and trust investments in fiduciary or individual name or in the names of nominees; or to take and keep any or all stocks, bonds, or other securities in unregistered form and retain them or any of them in such condition that they will pass by delivery;
     (E) To adjust, contest, arbitrate, compromise, abandon, collect, pay, sue on or defend, and otherwise deal with, claims in favor of or against a trust as to the Trustee shall seem best; to reduce the interest rate of any bond, note debenture, or mortgage as the Trustee shall deem to be in the best interests of a trust and its beneficiaries;
     (F) To employ and compensate agents, brokers, attorneys, accountants, and assistants deemed by the Trustee to be necessary or desirable for the administration of a trust;
     (G) To open and maintain accounts with any banks wheresoever situated, and to maintain deposit accounts and acquire shares in any savings and loan associations, and said accounts shall be respectively maintained in the name of the Trustee; to deposit to the credit of such accounts all the funds belonging to a trust that may at any time and from time to time be in the possession of the Trustee; to withdraw a portion or all of said funds so deposited by checks and withdrawal orders signed by the Trustee; and any such bank or association is hereby authorized to pay such checks and orders, and also receive the same for deposit to the credit of any holder thereof when so signed or endorsed, without inquiry of any kind. If more than one Trustee shall at any time be acting hereunder, the Trustees shall have the power to delegate to any one or more of them the power and right to conduct such banking and make such deposits, withdrawals and endorsements, upon giving written notice of such delegation to the bank or association in question; and such bank or association shall be fully protected in relying upon such a delegation. Payments when made as aforesaid by such bank or association shall not be subject to criticism or objection by any person concerned or interested in any way in a trust. The foregoing provisions are intended to limit the liability of the bank or association, but are not to be construed as granting to the Trustee powers not otherwise expressly granted herein;
     (H) To pay all costs, taxes, expenses, and charges in connection with the administration of a trust. If any Trustee shall be compelled at any time during or after the existence of a trust to pay personally any of the foregoing, he shall be entitled to be reimbursed therefor by the trust, or if the assets of the trust are then insufficient for such purpose or shall have been distributed, the Trustee shall be entitled to reimbursement, jointly and severally, from any person or persons to whom any distribution of principal or income of the trust shall have been made to the extent of such distribution;
     (I) To charge and credit receipts and disbursements to and against income and principal in accordance with the laws from time to time in effect in the jurisdiction where a trust shall be administered. If there shall be no applicable statutory or judicial authority in such jurisdiction, the Trustee shall have the power reasonably to determine which receipts and disbursements shall be allocable to income and which to principal;
     (J) To be reimbursed for all reasonable expenses, including attorneys’ fees, incurred in the management and protection of a trust;
     (K) To accept and hold, administer and distribute as a part of a trust, any contributions or additions made by anyone to said trust;
     (L) To enter into any transaction authorized hereunder with trustees, executors or administrators of other trusts or estates in which any beneficiary of a trust has any interest, even though any such trustee or representative is also Trustee under this instrument; and in any such transaction to purchase property, or make loans on notes secured by property, even though similar or identical property constitutes all or a large proportion of the balance of a trust and to retain any such property or note with the same freedom as if it had been an original part of a trust;
     (M) To request from any person a full and complete release from, and indemnification for, any and all liabilities whatever attributable to any acts by the Trustee or any decisions by the Trustee to act or to refrain from acting in any manner whatsoever in his capacity as Trustee, including but not limited to, acts or decisions with respect to the investment of the assets of the trust estate, retention of any or all trust assets, and the sale or disposition of any or all trust assets; to settle the account of a deceased, incapacitated or resigned Trustee, and receive approval therefor from the Employee or the Employee’s beneficiary or beneficiaries, as the case may be; any approval, release or discharge given under this subsection shall be conclusively binding, to the extent allowable under applicable law, on all persons having any interest in the trust, including said person and said person’s descendants (including then unborn descendants), heirs or appointees who may then have or thereafter acquire any interest in the trust; and
     (N) To do any and every act and thing, and to enter into and carry out any and every agreement in respect to all or any part of the property, real or personal, at any time forming a part of a trust as he would have the right to do and in the same manner as if he were the sole owner thereof; and
provided, however that the Trustee shall take no action and shall make no investment that would impair the Trust’s ability to make the Payments.

     6.2 Limitations on Powers. Notwithstanding any of the powers granted to the Trustee under the terms of this Agreement:
     (A) The Trustee shall not make any loan to the Grantor, either directly or indirectly, from the principal or income of the trust constituted hereunder.
     (B) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Grantor, other than a de minimus amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the trust shall be exercised by the Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Employee.
     (C) No power given to the Trustee shall be construed (i) to enable any person to purchase, exchange or otherwise deal with or dispose of the property of any trust created herein for less than an adequate and full consideration in money or money’s worth, (ii) to authorize loans to any other persons except on the basis of an adequate interest rate and security, and reasonable repayment provisions, or (iii) to empower the Grantor to reacquire any property regardless of the value of the substitute property.
     (D) If an insurance policy is held as an asset of the trust estate of the trust, the Trustee shall have no power to name a beneficiary of the policy other than the trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
     6.3 Tax Elections. The Trustee may make such elections under the tax laws applicable to the trust created hereunder as he, in his sole discretion, shall determine. Any such election shall not be subject to question by the Grantor, the Employee or any other person, and the Trustee shall not be liable in any way to any person by reason of any such election. No compensating adjustments between principal and income or with respect to any Payment shall be made.
     6.4 Custody of Assets. The Trustee shall have the right to sole custody of the assets which are, or may become, a part of any trust created hereunder, and shall make all payments and distributions provided hereunder.

     6.5 Trust Termination. The trust shall not terminate until the date on which the Employee or the Employee’s beneficiary or beneficiaries are no longer entitled to receive any Payments or the annuity has been distributed to the Employee or the Employee’s beneficiaries or beneficiary pursuant to Section 2.4 of Article II hereof. Upon termination of the trust, any assets remaining in the trust shall be returned to the Grantor.
     6.6 Trustee Liability. No Trustee of the trust shall be liable for any loss, liability, expense or damage to the trust estate of such trust occasioned by such Trustee’s acts or omissions in good faith in the administration of such trust (including acts or omissions in reliance on opinion of counsel) and for any of the Trustee’s decisions related to Section 2.4 of Article II hereof. Except as otherwise specifically provided herein the Trustee may rely upon any notice, certificate, Will, affidavit, letter, telegram, or other paper or document believed by him to be valid or genuine, or upon any evidence deemed by him to be sufficient, in making any payment, allocation or distribution hereunder. The Trustee shall incur no liability for any payment or distribution made in good faith and without actual notice or knowledge of a changed condition or status affecting any person’s interest in any separate trust. This Section 6.6 is intended to protect the Trustee under the stated circumstances, and is not intended to affect the rights hereunder of any person.
     6.7 Trust Amendment. For thirty (30) days after the execution of this Agreement, the Grantor and the Trustee may amend this Agreement by a written instrument executed by the Trustee and the Grantor and approved by the Employee to correct any scrivener’s errors, amend administrative provisions or to ensure that the trust conforms with any regulations of the Internal Revenue Service. Notwithstanding the foregoing, such amendment shall not make the trust revocable or change the terms of Sections 2.1 through 2.4.

ARTICLE VII
Miscellaneous Provisions
     7.1 Gender and Number. Unless the context otherwise clearly indicates, the use of any gender pronoun herein shall be deemed to include all other genders, and singular references shall include the plural and vice versa.
     7.2 Headings. Article and section headings have been inserted in this Agreement for identification purposes only, and such headings, or any references to such headings, shall have no effect on the substantive provisions of this Agreement.
     7.3 Provision Prohibited by Law. Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
     7.4 Assignment. Benefits payable to the Employee or the Employee’s beneficiary or beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subject to attachment, garnishment, levy, execution or other legal or equitable process.
     7.5 Governing Law. This Agreement shall be governing by and construed in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, the Grantor and Trustee have executed this Agreement as of the date first above written.

MANUFACTURED HOME COMMUNITIES, INC., Grantor
By:	/s/ John Zoeller
John Zoeller, Chief Financial Officer

/s/ TRUSTEE
TRUSTEE